Exhibit 99.1

Bain Capital Specialty Finance, Inc. Announces September 30, 2022 Financial Results and Declares Fourth Quarter 2022 Dividend of $0.36 per Share

BOSTON – November 9, 2022 – Bain Capital Specialty Finance, Inc. (NYSE: BCSF, the “Company”, “our” or “we”) today announced financial results for the third quarter ended September 30, 2022, and that its Board of Directors has declared a dividend of $0.36 per share for the fourth quarter of 2022.

“We delivered positive third quarter earnings driven by strong interest income generated across our diversified portfolio of largely floating rate loans, which benefitted from the rise in interest rates, and the continued credit stability across our portfolio,” said Michael Ewald, Chief Executive Officer of BCSF. “We are raising our regular quarterly dividend by 6% to $0.36 per share to reflect our improved outlook on the Company’s earnings power and the strength of our portfolio to navigate the current market environment.”

QUARTERLY HIGHLIGHTS

•	Net investment income per share was $0.53, as compared to $0.41 for the quarter ended June 30, 2022;

•	Net income per share was $0.17, as compared to $0.27 for the quarter ended June 30, 2022;

•	Net asset value per share as of September 30, 2022 was $16.98, as compared to $17.15 as of June 30, 2022;

•	Gross and net investment fundings were $433.0 million and $36.5 million, respectively; Ending debt-to-equity (net of cash) was 1.20x, as compared to 1.07x as of June 30, 2022;

•	The Company increased the amount of commitments to its Sumitomo Credit Facility to $635.0 million, up from $300.0 million; and

•	Subsequent to quarter-end, the Company’s Board of Directors increased its quarterly regular dividend by $0.02 per share to $0.36 per share for the fourth quarter to stockholders of record as of December 31, 2022(1).

SELECTED FINANCIAL HIGHLIGHTS

($ in millions, unless otherwise noted)	Q3 2022	Q2 2022
Net investment income per share	$0.53	$0.41
Net investment income	$34.1	$26.7
Earnings per share	$0.17	$0.27
Dividends per share declared and payable	$0.34	$0.34

($ in millions, unless otherwise noted)	As of September 30, 2022	As of June 30, 2022
Total fair value of investments	$2,293.5	$2,287.0
Total assets	$2,521.4	$2,426.0
Total net assets	$1,096.1	$1,107.0
Net asset value per share	$16.98	$17.15

PORTFOLIO AND INVESTMENT ACTIVITY

For the three months ended September 30, 2022, the Company invested $433.0 million in 59 portfolio companies, including $270.2 million in nine new companies, $106.6 million in 48 existing companies, $41.0 million in International Senior Loan Program, LLC (“ISLP”) and $15.2 million in Bain Capital Senior Loan Program (“SLP”). The Company had $396.5 million of principal repayments and sales in the quarter, resulting in net investment fundings of $36.5 million.

Investment Activity for the Quarter Ended September 30, 2022:

($ in millions)	Q3 2022	Q2 2022
Investment Fundings	$433.0	$481.9
Sales and Repayments	$396.5	$332.4
Net Investment Activity	$36.5	$149.5

As of September 30, 2022, the Company’s investment portfolio had a fair value of $2,293.5 million, comprised of investments in 130 portfolio companies operating across 32 different industries.

Investment Portfolio at Fair Value as of September 30, 2022:

Investment Type	$ in Millions	% of Total
First Lien Senior Secured Loans	$1,594.5	69.5%
Second Lien Senior Secured Loans	96.0	4.2
Subordinated Debt	39.5	1.7
Equity Interest	208.8	9.1
Preferred Equity	71.7	3.1
Warrants	0.5	0.0
Investment Vehicles	282.5	12.4
Subordinated Note in ISLP	173.3	7.6
Equity Interest in ISLP	54.6	2.4
Subordinated Note in SLP	51.0	2.2
Preferred and Equity Interest in SLP	3.6	0.2
Total	$2,293.5	100.0%

As of September 30, 2022, the weighted average yield on the investment portfolio at amortized cost and fair value were 10.2% and 10.6%, respectively, as compared to 8.5% and 8.8%, respectively, as of June 30, 2022.(2) 93.6% of the Company’s debt investments at fair value were in floating rate securities.

As of September 30, 2022, two portfolio companies were on non-accrual status, representing 3.1% and 1.7% of the total investment portfolio at amortized cost and fair value, respectively.

As of September 30, 2022, ISLP’s investment portfolio had an aggregate fair value of $623.0 million, comprised of investments in 34 portfolio companies operating across 15 different industries. The investment portfolio on a fair value basis was comprised of 96.0% first lien senior secured loans, 2.9% second lien senior secured loans and 1.1% equity interest. 100% of ISLP’s debt investments at fair value were in floating rate securities.

As of September 30, 2022, SLP’s investment portfolio had an aggregate fair value of $570.6 million, comprised of investments in 51 portfolio companies operating across 22 different industries.(3) The investment portfolio on a fair value basis was comprised of 96.2% first lien senior secured loans and 3.8% second lien senior secured loans. 98.2% of SLP’s debt investments at fair value were in floating rate securities.

RESULTS OF OPERATIONS

For the three months ended September 30, 2022 and June 30, 2022, total investment income was $62.8 million and $52.4 million, respectively. The increase in investment income was primarily due to an increase in interest income as a result of rising base rates.

Total expenses (before taxes) for the three months ended September 30, 2022 and June 30, 2022 were $28.7 million and $25.6 million, respectively. The increase was primarily driven by an increase in interest and debt financing expenses, partially offset by a decrease in incentive fees.

Net investment income for the three months ended September 30, 2022 and June 30, 2022 was $34.1 million or $0.53 per share and $26.7 million or $0.41 per share, respectively.

During the three months ended September 30, 2022, the Company had net realized and unrealized gains (losses) of $(23.1) million.

Net increase in net assets resulting from operations for the three months ended September 30, 2022 was $11.1 million, or $0.17 per share.

CAPITAL AND LIQUIDITY

As of September 30, 2022, the Company had total principal debt outstanding of $1,370.5 million, including $418.0 million outstanding in the Company’s Sumitomo Credit Facility, $352.5 million outstanding of the debt issued through BCC Middle Market CLO 2019-1 LLC, $300.0 million outstanding in the Company’s senior unsecured notes due March 2026 and $300.0 million outstanding in the Company’s senior unsecured notes due October 2026.

During the quarter, the Company repaid in full $150.0 million in aggregate principal amount committed, including the principal amount outstanding of $112.5 million, of senior unsecured notes due in June 2023 (the “2023 Notes”). The 2023 Notes were prepaid at 100% of their principal amount, plus accrued and unpaid interest thereon, on September 6, 2022.

For the three months ended September 30, 2022, the weighted average interest rate on debt outstanding was 3.7%, as compared to 3.2% for the three months ended June 30, 2022.

As of September 30, 2022, the Company had cash and cash equivalents (including foreign cash) of $44.2 million, $217.0 million of capacity under its Sumitomo Credit Facility and $50.0 million of capacity under the Revolving Advisor Loan. As of September 30, 2022, the Company had $307.3 million of undrawn investment commitments.

As of September 30, 2022, the Company’s debt-to-equity and debt-to-equity (net of cash) ratios were 1.25x and 1.20x, respectively, as compared to 1.14x and 1.07x, respectively, as of June 30, 2022.

Endnotes

(1)	The fourth quarter dividend is payable on January 27, 2023 to holders of record as of December 31, 2022.

(2)	The weighted average yield is computed as (a) the annual stated interest rate or yield earned on the relevant accruing debt and other income producing securities plus amortization of fees and discounts on the performing debt and other income producing investments, divided by (b) the total relevant investments at amortized cost. The weighted average yield does not represent the total return to our stockholders.

(3)	SLP acquired 70% of the member equity interests of the Company’s 2018-1 portfolio (“2018-1”). The Company retained 30% of the 2018-1 membership interests as a non-controlling equity interest.

CONFERENCE CALL INFORMATION

A conference call to discuss the Company’s financial results will be held live at 8:30 a.m. Eastern Time on November 10, 2022. Please visit BCSF’s webcast link located on the Events & Presentations page of the Investor Resources section of BCSF’s website at http://www.baincapitalbdc.com for a slide presentation that complements the Earnings Conference Call.

Participants are also invited to access the conference call by dialing one of the following numbers:

•	Domestic: 1-888-204-4368
•	International: 1-323-994-2093
•	Conference ID: 6606318

All participants will need to reference “Bain Capital Specialty Finance - Third Quarter Ended September 30, 2022 Earnings Conference Call” once connected with the operator. All participants are asked to dial in 10-15 minutes prior to the call.

Replay Information:

An archived replay will be available approximately three hours after the conference call concludes through November 17, 2022 via a webcast link located on the Investor Resources section of BCSF’s website, and via the dial-in numbers listed below:

•	Domestic: 1-844-512-2921
•	International: 1-412-317-6671
•	Conference ID: 6606318#

Bain Capital Specialty Finance, Inc.

Consolidated Statements of Assets and Liabilities

(in thousands, except share and per share data)

	As of	As of
	September 30, 2022	December 31, 2021
	(Unaudited)
Assets
Investments at fair value:
Non-controlled/non-affiliate investments (amortized cost of $1,811,644 and $1,921,970, respectively)	$1,733,477	$1,901,054
Non-controlled/affiliate investment (amortized cost of $124,612 and $100,888, respectively)	147,143	113,290
Controlled affiliate investment (amortized cost of $419,887 and $288,526, respectively)	412,902	274,761
Cash and cash equivalents	32,343	87,443
Foreign cash (cost of $17,388 and $30,877, respectively)	11,830	29,979
Restricted cash and cash equivalents	14,656	86,159
Collateral on forward currency exchange contracts	4,577	2,815
Deferred financing costs	3,702	2,178
Interest receivable on investments	27,875	19,269
Receivable for sales and paydowns of investments	109,171	30,334
Prepaid Insurance	376	193
Unrealized appreciation on forward currency exchange contracts	12,886	5,321
Dividend receivable	10,445	18,397
Total Assets	$2,521,383	$2,571,193

Liabilities
Debt (net of unamortized debt issuance costs of $10,861 and $15,718, respectively)	$1,359,639	$1,414,982
Interest payable	9,965	7,058
Payable for investments purchased	17,664	7,594
Base management fee payable	8,763	8,792
Incentive fee payable	2,976	4,727
Accounts payable and accrued expenses	4,311	6,083
Distributions payable	21,951	21,951
Total Liabilities	1,425,269	1,471,187

Commitments and Contingencies (See Note 10)

Net Assets
Common stock, par value $0.001 per share, 100,000,000,000 and 100,000,000,000 shares authorized, 64,562,265 and 64,562,265 shares issued and outstanding as of September 30, 2022 and December 31, 2021, respectively	65	65
Paid in capital in excess of par value	1,168,384	1,168,384
Total distributable earnings (loss)	(72,335)	(68,443)
Total Net Assets	1,096,114	1,100,006
Total Liabilities and Total Net assets	$2,521,383	$2,571,193

Net asset value per share	$16.98	$17.04

See Notes to Consolidated Financial Statements

Bain Capital Specialty Finance, Inc.

Consolidated Statements of Operations

(in thousands, except share and per share data)

(Unaudited)

	For the Three Months	For the Three Months	For the Nine Months	For the Nine Months
	Ended September 30	Ended September 30	Ended September 30	Ended September 30
	2022	2021	2022	2021
Income
Investment income from non-controlled/non-affiliate investments:
Interest from investments	$36,239	$37,821	$100,295	$114,439
Dividend income	4,532	38	4,640	38
PIK income	4,276	1,046	9,159	3,108
Other income	4,329	1,181	12,484	5,512
Total investment income from non-controlled/non-affiliate investments	49,376	40,086	126,578	123,097

Investment income from non-controlled/affiliate investments:
Interest from investments	2,141	455	4,366	1,355
Dividend income	1,067	—	2,918	—
PIK income	48	1,421	1,497	4,173
Total investment income from non-controlled/affiliate investments	3,256	1,876	8,781	5,528

Investment income from controlled affiliate investments:
Interest from investments	5,437	4,983	13,073	9,192
Dividend income	4,746	2,600	12,758	7,564
PIK income	—	—	—	483
Total investment income from controlled affiliate investments	10,183	7,583	25,831	17,239
Total investment income	62,815	49,545	161,190	145,864

Expenses
Interest and debt financing expenses	14,381	12,265	36,051	37,115
Base management fee	8,853	8,776	25,673	26,096
Incentive fee	2,976	4,531	10,356	19,301
Professional fees	968	581	1,804	2,254
Directors fees	177	186	531	529
Other general and administrative expenses	1,357	1,445	4,254	4,075
Total expenses before fee waivers	28,712	27,784	78,669	89,370
Base management fee waiver	—	—	—	(4,837)
Incentive fee waiver	—	—	—	(4,519)
Total expenses, net of fee waivers	28,712	27,784	78,669	80,014
Net investment income	34,103	21,761	82,521	65,850

Net realized and unrealized gains (losses)
Net realized gain (loss) on non-controlled/non-affiliate investments	(5,180)	(668)	(6,339)	22,589
Net realized loss on controlled affiliate investments	—	(621)	—	(3,858)
Net realized gain (loss) on foreign currency transactions	2,254	(72)	4,932	(2,093)
Net realized gain (loss) on forward currency exchange contracts	17,633	(2,085)	20,894	(23,773)
Net realized loss on extinguishment of debt	(745)	(2,546)	(745)	(2,546)
Net change in unrealized depreciation on foreign currency translation	(4,820)	(508)	(6,525)	(186)
Net change in unrealized appreciation (depreciation) on forward currency exchange contracts	(2,210)	6,080	7,565	26,685
Net change in unrealized appreciation (depreciation) on non-controlled/non-affiliate investments	(24,937)	922	(57,251)	2,125
Net change in unrealized appreciation (depreciation) on non-controlled/affiliate investments	(4,640)	2,905	10,129	8,312
Net change in unrealized appreciation (depreciation) on controlled affiliate investments	(407)	(1,826)	6,780	4,423
Total net gains (losses)	(23,052)	1,581	(20,560)	31,678

Net increase in net assets resulting from operations	$11,051	$23,342	$61,961	$97,528

Basic and diluted net investment income per common share	$0.53	$0.34	$1.28	$1.02
Basic and diluted increase in net assets resulting from operations per common share	$0.17	$0.36	$0.96	$1.51
Basic and diluted weighted average common shares outstanding	64,562,265	64,562,265	64,562,265	64,562,265

See Notes to Consolidated Financial Statements

About Bain Capital Specialty Finance, Inc.

Bain Capital Specialty Finance, Inc. is an externally managed specialty finance company focused on lending to middle market companies. BCSF is managed by BCSF Advisors, LP, an SEC-registered investment adviser and a subsidiary of Bain Capital Credit, LP. Since commencing investment operations on October 13, 2016, and through September 30, 2022, BCSF has invested approximately $6.2 billion in aggregate principal amount of debt and equity investments prior to any subsequent exits or repayments. BCSF’s investment objective is to generate current income and, to a lesser extent, capital appreciation through direct originations of secured debt, including first lien, first lien/last out, unitranche and second lien debt, investments in strategic joint ventures, equity investments and, to a lesser extent, corporate bonds. BCSF has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended.

Forward-Looking Statements

This letter may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Statements other than statements of historical facts included in this letter may constitute forward-looking statements and are not guarantees of future performance or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in filings with the U.S. Securities and Exchange Commission. The Company undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this letter.

Investor Contact:

Katherine Schneider

Tel. +1 212 803 9613

investors@baincapitalbdc.com

Media Contact:

Charlyn Lusk

Tel. +1 646 502 3549

clusk@stantonprm.com